EXHIBIT 10.1

LETTER AGREEMENT WITH 1289307 ALBERTA LTD. DATED DECEMBER 21, 2006

PATCH INTERNATIONAL INC.

Suite 300, 441 - 5th Avenue S.W., Calgary, Alberta T2P 2V1

CONFIDENTIAL

December 21, 2006

1289307 Alberta Ltd.

c/o 2379, 255 - 5th Avenue SW

Calgary, Alberta

T2P 3G6

Attention: Rod Maxwell, President

Dear Sirs:

Re:	Acquisition of All the Issued and Outstanding Shares

of 1289307 Alberta Ltd. - Agreement

Further to our previous discussions in connection with the above, we wish to set forth in this letter agreement (the “Agreement”) our mutual intentions and understandings with regard to the proposed acquisition of all of the issued and outstanding shares (the “Offered Shares”) of 1289307 Alberta Ltd. (“Holdco”), directly or indirectly, by Patch International Inc. (the “Offeror” or “Patch”) such that Holdco will be a wholly owned subsidiary of Patch. As of the Closing Date (as herein defined) the only issued and outstanding securities of Holdco, will be 500,000 common shares issued and outstanding in the capital of Holdco (“Holdco Shares”).

The Offeror understands that as of the Closing Date, Rod Maxwell and Mark L. Bentsen (the “Principal Shareholders”) will have direct or indirect or beneficial control over not less than 500,000 Holdco Shares, representing 100% of the issued and outstanding Holdco Shares.

The Acceptance of this Agreement will be followed by the negotiation of definitive documentation (the “Transaction Documents”), including the Share Exchange Agreement (as herein defined) and related documentation, which shall contain the terms and conditions set out in this Agreement and such other terms and conditions as are customary for transactions of the nature and magnitude contemplated herein. All documentation shall be in form and content satisfactory to each of the Offeror, the Principal Shareholders and Holdco.

Purchase of Shares

1.

Subject to any regulatory, shareholder, director or other approvals as may be required, the completion of satisfactory due diligence by the Offeror, the execution of the Lock Up Agreement (as herein defined) by the Principal Shareholders and any other conditions contained herein, the Offeror agrees to make an offer (the “Offer”) either by the Offeror or a wholly owned Canadian subsidiary of the Offeror (the “Subsidiary”), to acquire 100% of the Offered Shares in consideration for, directly or indirectly, 500,000 common shares of the Offeror (“Common Shares”) at a deemed price of (U.S.) $2.00 per Common Share, for a deemed consideration of approximately $1,000,000 and the assumption of the debt of Holdco in the principal amount of, (U.S.) $1,000,000 (the “Holdco Debt”) of (the “Acquisition”).

2.

It is intended that pursuant to the Acquisition, the Offeror will issue an aggregate of 500,000 Common Shares or will cause the Subsidiary to issue exchangeable shares (the “Exchangeable Shares”), convertible into such Common Shares to the holders of Holdco Shares and repay the Holdco Debt for a total deemed consideration of approximately (U.S.) $2,000,000.

3.

It is intended that the Offer will be made by way of exempt take-over bid in the Province of Alberta and such other jurisdictions in which holders of the Offered Shares reside where such bid may lawfully be made; provided however, that final determination of the structure will be based on the securities and tax aspects of the transaction and will be made in the most legally and tax effective manner as agreed to by the parties.

4.

Holdco acknowledges and agrees that in order to satisfy regulatory requirements, Holdco shall forthwith commence the preparation of a satisfactory engineering evaluation, acquisition agreement and financial statements (the “Financial Statements”) as required by the OTC Bulletin Board (“OTCBB”), and that these will include: i) audited statements for Holdco for the period from the date of incorporation to a current date satisfactory to the OTCBB.

5.

Patch shall prepare and deliver a share exchange agreement (the “Share Exchange Agreement”) evidencing the purchase of all of the Offered Shares upon the mutually agreeable terms and conditions as herein provided (and which agreement may be subject to such conditions as are customary for a transaction of this nature) in compliance with applicable regulations.

6.

As soon as reasonably practicable, each of the Principal Shareholders will enter into a formal lock up agreement (the “Lock Up Agreement”) or become a party to the Share Exchange Agreement with the Offeror, containing, among other things, the mutually agreeable terms and conditions set forth herein and the representations, warranties, covenants, agreements, terms and conditions customarily found in such agreements and acceptable to the Offeror and their counsel.

7.

Each of the Offeror, Holdco and the Principal Shareholders shall, on a best efforts basis, diligently pursue all matters necessary to complete the Acquisition, including obtaining necessary court orders as may be applicable if the Acquisition is proceeded with by way of plan of arrangement and to solicit proxies in favour of the Acquisition.

8.

Shareholders of Holdco shall not be entitled to acquire fractional Common Shares of the Offeror, but will instead be entitled to the relevant number of Exchangeable Shares or Common Shares, as the case may be, rounded up or down to the next nearest whole number, as the case may be.

Conditions Precedent for the Benefit of the Offeror

9.	The completion of the Acquisition shall be subject to the following conditions precedent being satisfied prior to the date of the closing (the “Closing Date”):
(a)

the entering into of a Share Exchange Agreement not later than January 15, 2007, or such other date agreed to between the parties, containing, among other things, the mutually agreeable terms and conditions set forth herein and the representations, warranties, covenants, agreements, terms and conditions customarily found in such agreements and acceptable to the Offeror and their counsel;

(b)

approval of all regulatory bodies having jurisdiction in connection with the subject transactions, including the OTCBB, the Alberta Securities Commission, the United States Securities and Exchange Commission (“SEC”), as applicable;

(c)	approval of the final terms and conditions of the Acquisition by the board of directors of each of the Offeror and Holdco;
(d)	the entering into of definitive agreements as set out herein which are agreeable to the Offeror and their counsel;
(e)

the Offered Shares shall be free and clear of any and all encumbrances, liens, charges, and demands of whatsoever nature other than encumbrances acceptable to the Offeror and expressly so stated in writing and shall be legally issued and non-revocable.

(f)	there shall be no other issued and outstanding securities in the capital of Holdco other than as disclosed herein;
(g)

the representations and warranties of the parties hereto contained herein and in the Share Exchange Agreement shall be deemed to have been made again on the Closing Date and shall then be true and correct as of that date;

(h)

no material adverse change shall have occurred in the affairs of Holdco or the Principal Shareholders from the date hereof to the Closing Date and, without limiting the generality of the foregoing, Holdco shall not have disposed of any of its oil and gas assets, as detailed in Schedule “A” hereto, without the consent of the Offeror, acting reasonably;

(i)	satisfactory completion of due diligence review by the Offeror, acting reasonably in connection with all matters relating to Holdco, the Acquisition and the Assets (as hereinafter defined) of Holdco;
(j)

as at the Closing Date, there being no debts or amounts owing to Holdco by any of its officers, former officers, directors, former directors, shareholders, employees or former employees or any family member thereof, or any person with whom Holdco do not deal at arm’s length except for any amounts advanced to such person for expenses incurred on behalf of Holdco in the ordinary course;

(k)

there being no legal proceeding or regulatory actions or proceedings against Holdco at the Closing Date which may, if determined against their respective interests, have a material adverse effect on Holdco;

(l)	there being no prohibition at law against the Acquisition;
(m)	material compliance by Holdco and the Principal Shareholders with the terms of the Share Exchange Agreement;
(n)	there shall be no material breach of the covenants of Holdco or the Principal Shareholders contained herein or in the Transaction Documents;
(o)

each of the Offeror and Holdco shall make available to the other all financial statements, documents, reports, files, books, papers, documents and agreements, and all other information relating to the business, assets, operations, prospects, financial condition and affairs of such respective party, such that each respective party shall satisfactorily complete their due diligence review of such materials on or before January 15, 2007, or such other date as agreed to by the parties; and

(p)	on or before January 15, 2007, Holdco shall deliver to Patch an originally executed farmout agreement, (the “Farmout”) substantially in the form that was delivered to Patch prior to the execution of the Agreement, evidencing that Holdco has the right to earn up to an 75% working interest in the petroleum and natural gas rights, leases, tangibles and miscellaneous interests as set forth on Schedule “A” hereto (collectively the “Assets”) and an engineering evaluation prepared by Degolyer and MacNaugton Canada Limited which complies with the requirements of National Instrument 51-101, which confirms that Holdco has an interest in the Assets which have inferred reserves of not less than 50 million stock tank barrels or such other amount as the parties may mutually agree.

The above conditions are for the sole benefit of the Offeror and may be waived in whole or in part at any time by the Offeror. If any one or more of the above-noted conditions are not fulfilled and/or performed on or before the Closing Date, then the Offeror may waive any such condition without prejudice to the fulfillment and/or performance of any other condition or conditions, require the Principal Shareholders to deposit the Offered Securities held by the Principal Shareholders to the Offer and close the Acquisition or, in the alternative, the Offeror may withdraw from this Agreement without further liability or obligations on the part of the Offeror, without any prejudice to any of the remedies which the Offeror may have hereunder or at law.

Conditions Precedent for the Benefit of Holdco and the Principal Shareholders

10.	The completion of the Acquisition shall be subject to the following conditions precedent being satisfied prior to Closing Date:
(a)

the entering into of a Share Exchange Agreement not later than January 15, 2007, or such other date agreed to between the parties, containing, among other things, the mutually agreeable terms and conditions set forth herein and the representations, warranties, covenants, agreements, terms and conditions customarily found in such agreements and acceptable to Patch, Holdco and the Principal Shareholders and their counsel;

(b)	receipt of all required approvals and consents to the Acquisition, all related matters and the Transaction Documents, including without limitation,
(i)	the approval of OTCBB, if required;
(ii)

the approval or consent of any third party whose consent is required by Holdco to complete the Acquisition, provided that this condition shall not apply to third party consents or approvals which are within the reasonable control of the Offeror or the Principal Shareholders or that were not in existence at the time of execution of this Agreement;

(c)

the Exchangeable Shares issued in consideration for the Offered Shares and subject to the effectiveness of a registration statement qualifying the issuance of the Common Shares on exercise of the rights under the Exchangeable Shares and shareholder approval to increase the share capital of the Offeror, the Common Shares issuable upon the exercise of the rights under the Exchangeable Shares, shall be issued as fully paid and non-assessable shares in the capital of the issuer of such shares, free and clear of any and all encumbrances, liens, charges, demands of whatsoever nature, except those imposed pursuant to statutory “hold periods”;

(d)

no material adverse change shall have occurred in the business, results of operations, assets, liabilities, financial condition or affairs of the Offeror, financial or otherwise, between the date of signing this Agreement and the completion of the Acquisition;

(e)

the representations and warranties of the Offeror contained herein and in the Transaction Documents shall be deemed to have been made again on the Closing Date and shall be true and correct in all material respects as of all relevant dates;

(f)	completion of satisfactory due diligence by Holdco on the Offeror;
(g)

there being no legal proceeding or regulatory actions or proceedings against the Offeror at the Closing Date which, if determined against the interest of the Offeror, may have a material adverse effect on the Offeror;

(h)

there being no prohibition at law against consummation of the Acquisition or, if applicable, the making of the Offer or acquiring the Offered Shares or against the shareholders of Holdco accepting the Offer;

(i)

no inquiry or investigation (whether formal or informal) in relation to the Offeror or its directors or officers, shall have been commenced or threatened by any officer or official of the OTCBB or any securities commission, or similar regulatory body having jurisdiction such that the outcome of such inquiry or investigation could have a material adverse effect on the Offeror;

(j)	material compliance by the Offeror with the terms of this Agreement and the Share Exchange Agreement; and
(k)

the Common Shares are listed and posted for trading on the OTCBB under the trading symbol “PTCH” and on the Frankfurt Exchange under the trading symbol “PQGB”. The Common Shares or Exchangeable Shares issued pursuant to the Offer will be validly issued in accordance with applicable laws so as to be “freely tradeable” (except for statutory imposed “hold periods” by the Holdco shareholders resident in Canada and application will be made to the OTCBB to list such Common Shares.

The above conditions are for the sole benefit of Holdco and/or the Principal Shareholders and may be waived in whole or in part at any time by Holdco or the Principal Shareholders, as applicable. If any one or more of the above-noted conditions are not fulfilled and/or performed on or before the Closing Date, then Holdco or the Principal Shareholders may waive any such condition without prejudice to the fulfillment and/or performance of any other condition or conditions and require the Offeror to issue the Common Shares pursuant to the terms of the Offer or, in the alternative, Holdco or Principal Shareholders, as applicable, may withdraw from this Agreement without further liability or obligations on the part of Holdco or Principal Shareholders, as applicable, without any prejudice to any of the remedies which Holdco or Principal Shareholders may have hereunder or at law.

Corporate Governance

11.	(a) Upon conclusion of the Acquisition, subject to the articles and bylaws of Patch, Rod Maxwell and Mark L. Bentsen shall be appointed to the board of directors of Patch.
(b)

(i)             Except as otherwise herein contemplated, all employees, officers, directors and consultants of Holdco shall resign on or before the date of the consummation of the Acquisition, without severance or other compensation.

(ii)

Holdco is not a party to and will not enter into any employment agreement or to any written or oral policy, agreement, obligation or understanding which contains any specific agreement as to notice of termination or severance pay in lieu thereof or which cannot be terminated without cause upon giving reasonable notice as may be implied by law, or which creates rights in respect of loss or termination of office or employment in the event the Acquisition is successful.

Representations and Warranties of the Offeror

12.	The Offeror represents and warrants to Holdco and the Principal Shareholders as follows:
(a)

the Offeror is a corporation incorporated under the provisions of the Nevada with its registered office in the City of Denver, Colorado, U.S.A. and its head office in the City of Calgary in the Province of Alberta;

(b)

the authorized share capital of the Offeror consists of 25,000,000 common shares without nominal or par value (previously defined as “Common Shares”) and 1,000,000 preferred shares without nominal or par value, of which as of the date hereof 16,639,274 Common Shares and one(1) preferred share which has been designated as a Class A Preferred Voting Stock are validly issued and outstanding as fully paid and non-assessable shares in the capital of the Offeror;

(c)

no person has any agreement or options or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement or option or right or privilege, for the purchase, subscription, allotment or issuance of any of the unissued shares in the capital of the Offeror or for the issue of any other securities of any nature or kind of the Offeror except for directors’ and officers’ stock options entitling the holders to acquire an aggregate of 3,607,500 Common Shares;

(d)

the Offeror is a domestic filer with the SEC and no securities commission, or regulatory authority, including the SEC, or the OTCBB, has issued any order preventing the Acquisition or the trading of any securities of the Offeror;

(e)

the Offeror has the corporate power and authority to enter into this Agreement and to carry out the transactions contemplated hereby and the execution and delivery of this Agreement and the completion of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Offeror;

(f)

other than the approval of the directors of the Offeror, no permit, authorization or consent of any party is necessary for the consummation by the Offeror of the Acquisition and the execution and delivery of this Agreement and the consummation by the Offeror of the Acquisition will not result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default under any indenture, agreement or other instrument to which the Offeror is a party or by which it is bound; and

(g)

the Offeror, Holdco and the Principal Shareholders shall make such reasonable representations and warranties in the Share Exchange Agreement as are customary in comparable circumstances and in such form as mutually agreeable to the parties. Such representations and warranties shall survive the closing of the Acquisition for a period of one (1) year.

Representations and Warranties of Holdco and the Principal Shareholder

13.	Holdco and the Principal Shareholders jointly and severally represent and warrant to the Offeror as follows:

(a)

Holdco is a closely-held issuer incorporated under the Business Corporations Act (Alberta) with a registered office in Calgary, Alberta and has fewer than 50 shareholders, exclusive of employees and employees of affiliates;

(b)	Holdco is not a “reporting issuer” in any jurisdiction as such term is defined in the Securities Act (Alberta);
(c)

the authorized share capital of Holdco consists of an unlimited number of common shares of which as of the Closing Date not more than 500,000 common shares (previously defined as “Holdco Shares”) will be validly issued and outstanding as fully paid and non-assessable. As at the date hereof, there are no other issued and outstanding securities in the capital of Holdco;

(d)

no person has any agreement, right or option (whether direct, indirect or contingent or whether pre-emptive, contractual or by law) to purchase, or otherwise acquire any of the unissued shares in the capital of either Holdco or for the issue of any other securities of any nature or kind of Holdco;

(e)

the corporate and shareholder structure of Holdco are such that the parties hereto can structure the Acquisition as an “exempt take-over bid” as such term is defined in the Securities Act (Alberta) and the Securities Act (British Columbia);

(f)

no person has any agreement, right, or option (whether direct, indirect or contingent or whether pre-emptive, contractual or by law) to purchase, or otherwise acquire any securities, whether currently issued or otherwise, from the Principal Shareholders;

(g)	none of the outstanding Holdco Shares are subject to escrow restrictions, pooling arrangements, voting trusts or unanimous shareholders agreements, whether voluntary or otherwise;
(h)

to the best of knowledge, there are no claims, actions, suits, judgments, litigation or proceedings pending against or affecting Holdco or the Principal Shareholders which will or may have a material adverse affect upon Holdco after giving effect to the Acquisition or which may prevent the completion of the Acquisition, and neither Holdco or the Principal Shareholders is aware of any existing ground on which any such claim, action, suit, judgment, litigation or proceeding might be commenced with any reasonable likelihood of success;

(i)

Holdco has the corporate power and authority to enter into this agreement and to carry out the transactions contemplated hereby and the execution and delivery of this Agreement and the completion of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Holdco;

(j)

the Principal Shareholders own the Offered Shares represented to be owned by them, free and clear of any and all claims, encumbrances or other interest of any kind whatsoever, and upon completion of the Acquisition shall convey to the Offeror absolute title to such shares absolutely, free and clear of any and all claims, encumbrances or other interest of any kind whatsoever;

(k)

other than the approval of the directors and shareholders of Holdco, Holdco and the Principal Shareholders are not aware that any permit, authorization or consent of any party is necessary for the consummation by Holdco of the Acquisition, and the execution and delivery of this Agreement and the consummation by Holdco and the Principal

Shareholders of the Acquisition will not result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default under any indenture, agreement or other instrument to which Holdco or the Principal Shareholders is a party or by which it is bound;

(l)	no person or corporation is entitled to a finder’s fee or other form of compensation from Holdco with respect to the Acquisition;
(m)

the Offeror, Holdco and the Principal Shareholders shall make such reasonable representations and warranties in the Share Exchange Agreement as are customary in comparable circumstances and in such form as mutually agreeable to the parties. Such representations and warranties shall survive the closing of the Acquisition for a period of one (1) year:

(n)	there will be not more than 500,000 Holdco Shares issued and outstanding, all of which shall be fully paid and non-assessable, and no other securities of Holdco shall be issued and outstanding;
(o)

except pursuant to this Agreement, no person, firm or corporation has any agreement, option, right of privilege (including, but without limitation, whether bylaw, preemptive right, contract or otherwise) to purchase, subscribe for, convert into, exchange for or otherwise require the issuance of, nor any agreement, option, right or privilege capable of becoming any such agreement, option, right or privilege, to acquire any of the unissued shares or securities of Holdco or any interest therein;

(p)	Holdco has no subsidiaries or agreement of any nature to acquire any subsidiary;
(q)

Holdco and the Principal Shareholders to the best of knowledge believe that Holdco has complied with and is in compliance with all laws and regulations applicable to operation of its licences, permits, orders or approvals of, and has made all required registrations with, any governmental or regulatory body that is material to the conduct of its business;

(r)

there is no claim, action, proceeding or investigation pending or, to the knowledge of Holdco, threatened against or relating to Holdco or affecting any of its properties or assets before any court or governmental or regulatory authority or body, nor is Holdco aware of any basis for any such claim, action, proceeding or investigation;

(s)	Holdco is not subject to any outstanding order, cease trade order, writ, injunction or decree that has had or is reasonably likely to materially delay consummation of the Acquisition; and
(t)

the audited financial statements of Holdco truly and fairly present the assets and liabilities of Holdco and its financial position as at the date thereof and the results of the operation of Holdco for the fiscal period reported on, and, in particular, without limiting the generality of the foregoing, include all liabilities or obligations of any nature, whether accrued, contingent or otherwise, and whether due or to become due as at the date of such financial statements; and since the date of such financial statements, there has not been any material adverse change in the financial position of Holdco, computed on a basis consistent with that used in the preparation of the balance sheets included in such financial statements.

Access to Information

14.

Upon acceptance of this Agreement and until the completion of the transactions contemplated by this Acquisition or the Termination Date, Holdco will allow the Offeror and its authorized representatives, including legal counsel and consultants, access to all information, books or records relevant for the purpose of the transactions contemplated herein. The Offeror agrees that all information and documents so obtained will be kept confidential and the contents thereof will not be disclosed to any person without the prior written consent of Holdco.

15.

Upon acceptance of this Agreement and until the completion of the transactions contemplated by this Acquisition or the Termination Date, Offeror will allow Holdco and its authorized representatives, including legal counsel and consultants, access to all information, books or records relevant for the purpose of the transactions contemplated herein. Holdco agrees that all information and documents so obtained will be kept confidential and the contents thereof will not be disclosed to any person without the prior written consent of the Offeror.

Conduct of Business

16.

From the date of the acceptance of this Agreement until completion of the Acquisition or the Termination Date, the Offeror and Holdco will operate their respective businesses in a prudent and business-like manner in the ordinary course and in a manner consistent with past practice.

Expenses

17.

(a)           Each of the parties shall be responsible for their own costs and charges incurred with respect to the transactions contemplated herein including, without limitation, all costs and charges incurred prior to the date of this Agreement and all legal and accounting fees and disbursements relating to preparing the Transaction Documents or otherwise relating to the transactions contemplated herein.

(b)

The Offeror has not retained any financial advisor, broker, legal advisor, agent or finder, or paid or agreed to pay any financial advisor, broker, legal advisor, agent or finder on account of this Agreement or any transaction presently ongoing or contemplated hereby, except that Borden Ladner Gervais LLP has been retained as the Offeror’s legal advisor in connection with certain matters including the transactions contemplated hereby.

Other Items

18.

The Transaction Documents shall also contain such other mutually agreeable terms, conditions and agreements to which the parties hereto may reasonably request and agree in order to complete the transactions contemplated in this Agreement. The parties hereby acknowledge and agree that the obligations of Holdco to the holder of the Holdco Debt in the aggregate principal amount of (U.S.) $1,000,000 will be paid and satisfied in full by Patch following the closing by Patch of an equity financing sufficient to fund its capital expenditure obligations and operating expenses for fiscal 2007.

Closing and Good Faith Negotiations

19.

(a)           The Offeror, the Principal Shareholders and Holdco agree to proceed diligently and in good faith to negotiate and settle the terms of the Transaction Documents for execution on or before January 15, 2007 or such other date as may be mutually agreed to in writing between the parties hereto and to complete all transactions contemplated herein as soon as practicable but in any event no later than January 30, 2007 or such other date as may be mutually agreed to in writing between the parties hereto.

(b)	Each party shall permit the other party and its counsel to participate fully in the preparation of all documentation to be used in connection with the approval of the Acquisition.

Confidentiality

20.

(a)           No disclosure or announcement, public or otherwise, in respect of this Agreement or the transactions contemplated herein will be made by any party without the prior approval of the other party as to timing, content and method, hereto, provided that the obligations herein will not prevent any party from making, after consultation with the other party, such disclosure as its counsel advises is required by applicable law or the rules and policies of the OTCBB.

(b)

Unless and until the transactions contemplated in this Agreement have been completed, or the Termination Date, except with the prior written consent of the other party, each of the parties hereto and their respective employees, officers, directors, shareholders, agents, advisors and other representatives will hold all information received from the other party in strictest confidence, except such information and documents available to the public or as are required to be disclosed by applicable law.

(c)	All such information in written form and documents will be returned to the party originally delivering them in the event that the transactions provided for in this Agreement are not consummated.

Termination

21.

Subject to written agreement to extend this Agreement, this Agreement shall terminate with the parties having no obligations to each other, other than in respect of the cost and expense provisions contained in section 17 and confidentiality provisions contained in sections 14, 16 and 20, on the day (the “Termination Date”) on which the earliest of the following events occurs:

(a)	written agreement of the parties to terminate the Acquisition;
(b)	the Offeror not being reasonably satisfied with its due diligence review of Holdco and written notification of such is provided to Holdco on or before January 15, 2007;
(c)	Holdco not being reasonably satisfied with its due diligence review of the Offeror and written notification of such is provided to the Offeror on or before January 15, 2007;
(d)	the parties not entering into the Lock Up Agreement or the Share Exchange Agreement on or before January 15, 2007;
(e)	the board of directors of the Offeror not approving the Transaction Documents by January 15, 2007;
(f)	the board of directors of Holdco not approving the Transaction Documents by January 15, 2007;
(g)	Holdco not providing the acquisition agreement and satisfactory National Instrument 51-101 report as referenced in section 9(p);

(h)	any applicable regulatory authority having notified in writing any of the parties that it will not permit the Acquisition to proceed; and
(i)

by the Offeror, if the Offeror does not receive a fairness opinion from its financial advisor with respect to the Acquisition in form and substance satisfactory to the Offeror, acting reasonably, on or before January 15, 2007.

Governing Law

22.

This Agreement, the Transaction Documents and other agreements contemplated herein and therein, if entered into, will be construed in all respects under and be subject to the laws of the Province of Alberta and the laws of Canada applicable therein which are applicable to agreements entered into and performed within the Province of Alberta.

Execution

23.	This Agreement may be executed in counterpart and evidenced by a facsimile copy thereof and all such counter part execution or facsimile copies shall constitute one document.

If this Agreement is acceptable, please communicate your acceptance by executing the duplicate copy hereof in the appropriate space below and returning such executed copy to the Offeror, prior to 9:00 p.m. (Calgary time) December 21, 2006 at the address set out above.

Yours very truly

PATCH INTERNATIONAL INC.

Per:	________________________________
Michael S. Vandale, President

THIS AGREEMENT is hereby accepted on

the terms and conditions set forth herein

as of December 21, 2006.

1289307 ALBERTA LTD.

Per:
Rod Maxwell
President

SCHEDULE “A”

LIST OF ASSETS

Farmout Lands	Title Documents	Encumbrances
Sections 25-36 TWP 91 Rge 2 W4M Oil Sands below the top of the Viking Fm to Base Woodbend Grp as more specifically set forth in Appendix to Lease	Alberta Crown Oil Sands Permit No. 7006080097	Crown Lessor Royalty 1% N/C GORR- Diamond Head Investments Ltd.
Sections 1-6 TWP 92 Rge 2 W4M Oil Sands below the top of the Viking fm to Base Woodbend Grp as more specifically set forth in Appendix to Lease	Alberta Crown Oil Sands Permit No. 7006080099	Crown Lessor Royalty 1% N/C/ GORR - Diamond Head Investments Ltd.